Exhibit 10.76
CONFIDENTIAL
December 4, 2009
GlaxoSmithKline
709 Swedeland Road
UW2328
King of Prussia, Pennsylvania 19406
Attn: Perry Nisen, M.D., Ph.D.
Re: Mutual Termination of Collaboration and License Agreement dated June 20, 2001
Dear Dr. Nisen:
Glaxo Group Limited (“GSK”) and Cytokinetics, Inc. (“CK”) are parties to that certain Collaboration and License Agreement dated June 20, 2001, as amended (the “Agreement”). Defined terms used in this letter shall have the meanings set forth in the Agreement.
This letter confirms the Parties’ mutual decision to terminate the Agreement, with such termination to be effective on February 28, 2010. The Parties agree to work in good faith to complete all transition activities described in section 4.4.2 of the Agreement by such date, including without limitation, delivery of specific documents and materials to CK regarding the CENP-E inhibitors currently under development by GSK. The Parties shall promptly discuss and agree on the documents and materials that shall be transferred to CK and acknowledge that the scope of such transfer is expected to be comparable to the recent transfer of documents and information relating to [****] to the [****] the Agreement.
Notwithstanding the above, the Parties acknowledge that: a) several patients enrolled in the ongoing Phase 1 clinical trial for GSK923295 are still receiving drug, b) as a result, this trial may not be completed by February 28, 2010, and c) GSK has the responsibility, as study sponsor, to complete this trial and prepare the final study report. Accordingly, the Parties agree that GSK shall remain fully responsible for the conduct and completion of the on-going clinical trial of GSK923295 and the preparation of the final study report, and any expenses, liabilities and/or costs arising in connection therewith. In addition, [****] for GSK923295 [****] by or on behalf of [****]. GSK shall keep CK [****] informed of the results obtained in the ongoing Phase 1 trial, including without limitation any adverse events, and the results of any [****]. If for any reason, any transition activities (including without limitation, the completion of the final study report for the ongoing Phase 1 clinical trial and the [****]) are not completed by February 28, 2010, then GSK agrees to use [****] efforts to address and finalize any such transition activities as soon as possible. GSK will transfer the IND for GSK923295 to CK or its designee within [****] days after the last patient in the Phase 1 clinical trial has completed treatment and protocol-defined follow-up.

****	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

The Parties agree that such termination shall be deemed to be subject to the provisions of section 11.7.3 (a) of the Agreement, and the terms set forth in such section shall apply with respect to the rights and obligations of the Parties.
The Parties further agree that as of February 28, 2010, CENP-E shall be a CK Target and shall cease to be a Collaboration Target, and GSK923295 shall be a CK Compound and shall cease to be a Collaboration Compound. In accordance with section 4.7 of the Agreement, Cytokinetics and GSK must agree to an appropriate royalty on any products from the CENP-E program that Cytokinetics or its licensee(s) may successfully commercialize, and the Parties agree to [****] do so such that the royalty rate and other relevant terms are agreed by [****].
Notwithstanding any other provision of the Agreement, as of the date of this letter, [****] shall have the right to [****] relating to [****].
Each party agrees to execute, acknowledge and deliver such further instruments, and shall do all such other acts, as may be necessary and/or appropriate in order to carry out the purposes and intent of this letter agreement.
If this accurately reflects the agreement of GSK and CK, please have an authorized representative of GSK countersign this letter.

Sincerely,
/s/ Michael Rabson
Michael Rabson, Ph.D.

UNDERSTOOD AND AGREED BY: GLAXO GROUP LIMITED
By:	/s/ Perry D. Nisen
	Name:	Perry D. Nisen, M.D., Ph.D.
	Title:	Senior Vice President, Cancer Research
Date: 4 December 2009
cc:
Robert Blum
Paul Bolno
Lisa DeMarco
Paolo Paoletti
Vinod Ramachandran

****	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.